                                                                   EXHIBIT 10.18

                            Post-Closing Agreement
                            ----------------------

     This Post-Closing Agreement ("Agreement") is made and entered into this 10th day of July, 1998 (the "Effective Date") by and between MEDIAAMERICA, INC. ("MAI"), RON HARTENBAUM ("Hartenbaum"), GARY SCHONFELD ("Schonfeld"; collectively with Hartenbaum, the "Shareholders"), JONES INTERNATIONAL NETWORKS, LTD. ("New Company") and JONES INTERNATIONAL, LTD. ("International").

                                R e c i t a l s
                                ---------------

     a. The parties hereto, except for International, are also certain of the parties to an agreement dated June 2, 1998 (the "Exchange Agreement") pursuant to which certain assets and liabilities of MAI are to be or have been transferred to New Company for a consideration consisting in part of shares of Class A Common Stock $.01 par value of New Company. By this Agreement the parties desire to set forth their agreement concerning a number of matters which arise after the closing of the Exchange Agreement and which are related to New Company and the disposition of such shares of Class A Common Stock.

     b. Hartenbaum and Schonfeld own all of the outstanding capital stock of MAI and, contemporaneously with the execution and delivery of this Agreement, they will enter into employment agreements with New Company.

     c.   International is the principal shareholder of New Company.

     Now, therefore, the parties agree as follows:

     1.   The Initial Public Offering.  For purposes of this Agreement, the term
          ---------------------------
"IPO" means a completed, underwritten initial public offering of shares of Class A Common Stock $.01 par value of New Company pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, as amended. The Company agrees that the Class A Common Stock will be the class of stock offered in New Company's initial public equity offering.

     2.   The Shares.  As a result of the consummation of the transactions
          ----------
contemplated by the Exchange Agreement, MAI owns of record and beneficially 400,000 shares (subject to the Working Capital Adjustment (as defined in the Exchange Agreement)) of Class A Common Stock $.01 par value of New Company, and may earn additional such shares pursuant to the Exchange Agreement pursuant to the Earnout (as defined in the Exchange Agreement).

Such shares of Class A Common Stock $.01 par value of New Company held by MAI from time to time are hereinafter referred to as the "Shares". The Shares may be distributed by MAI to Hartenbaum and Schonfeld and, in such event, the rights and obligations of MAI under this Agreement with respect to the Shares shall, where appropriate, apply to Hartenbaum and Schonfeld as the successors in interest to MAI of the Shares.

     3.   Put and Call Rights.
          -------------------

          (a) The Put.  Commencing on the date which is three (3) years from and
              -------
after the Closing Date (as such term is defined in the Exchange Agreement) and following the Determination (as defined below) as set forth in Section 3(c), MAI shall have the right (the "Put") to cause New Company to purchase, and, New Company shall purchase, all or part of the Shares upon written notice (the "Put Notice") to New Company, which shall specify the number of Shares proposed to be sold, which shall not be less than 50,000 shares (unless the number of shares owned is less than 50,000, in which event the number specified must be all shares owned). The purchase price for such Shares shall be an amount equal to the fair market value thereof (as determined pursuant to Section 3(c) below) on the date that notice is given of the exercise of the Put, or the Intention Notice, whichever is first delivered.

          (b) The Call.  Commencing on the date which is three (3) years from
              --------
and after the Closing Date and following the Determination as set forth in
Section 3(c), New Company shall have the right (the "Call") to cause MAI to sell, and MAI shall sell, to New Company all or a part of the Shares upon written notice (the "Call Notice") to MAI, which shall specify the number of Shares proposed to be purchased, but not less than 50,000 (unless the number of Shares owned by MAI is less than 50,000, in which event the number specified must be all Shares owned by MAI). The purchase price for such Shares shall be an amount equal to the fair market value thereof (as determined pursuant to Section 3(c)) on the date that notice is given of the exercise of the Call.

          (c) Determination of Fair Market Value.  Unless there has been a
              ----------------------------------
Determination within the prior three (3) months, in which case such Determination shall be the fair market value for the purposes of such Put Notice or Call Notice, as the case may be, if MAI or New Company gives written notice to the other party of an intention to exercise the Put or Call, as the case may be (which intention shall be non-binding on either party) (the "Intention Notice") for a period of 30 days following receipt of the Intention Notice the parties shall make a good faith effort to agree on the fair market value of the

Shares. Failing agreement at the conclusion of such period, at the request of the party which gave the Intention Notice the fair market value of the Shares (the "Determination") shall be determined by an appraisal made by a major investment banking firm with expertise in the valuation of media assets and/or media companies and which has no material interest or affiliation with New Company or any party to this Agreement. Such investment banking firm shall be selected by agreement between MAI and New Company. In the absence of such an agreement, the choice of an investment banking firm shall be made by lot (by
MAI) from the names of the firms (which should be deemed to include any successors thereto should any of such firms merge or be acquired) which are set forth on Exhibit A hereto, if such firm at such time does not have, or has not had for a period of two (2) years prior thereto, a business relationship with New Company, or any of its affiliates, or any party to this Agreement. The Determination shall be made without any discount for the minority interest involved or for any illiquidity of the Shares and shall assume the existence of a willing buyer. The Determination shall be valid for a period of three (3) months after the receipt thereof and shall be the Determination in connection with any exercise of a Put or Call within such period. The Determination by such firm shall be conclusive and binding upon the parties. "Determination" means any determination of fair market value (whether by agreement or appraisal) pursuant to this Section 3(c). No party may request a Determination within twelve (12) months after a prior request for a Determination.

          (d) Cooperation.  The parties agree to cooperate with the investment
              -----------
banking firm making the appraisal and shall make their representatives available at all reasonable times to assist in such appraisal. Such cooperation shall include the provision of relevant records and other information.

          (e) Conditions Regarding Availability of Cash and Legal Requirements.
              ----------------------------------------------------------------
New Company shall not be required to purchase any of the Shares following exercise of the Put unless New Company has "Unrestricted Cash" available to it; provided, however, that following the date which is seven (7) years and three
--------  -------
(3) months after the Closing Date, the Shareholders' right to Put shall no longer be subject to the provisions of this Section 3(e). "Unrestricted Cash" shall mean cash or cash equivalents of New Company and cash which can be made available through the use of its borrowing capacity under one or more agreements with lenders in existence at the time of the Put Notice that is not (i) restricted by the terms of one or more agreements with lenders (including the holders of New Company's high yield notes) in existence at the time of the Put Notice. New Company agrees that the covenant in the high yield notes being offered concurrently herewith restricting the payment of dividends or redemption of stock shall be materially consistent with the terms set forth within the caption "Restricted Payments" in the Term Sheet for such notes dated April 21, 1998. In the event that New Company has insufficient Unrestricted Cash to fund the purchase of the number of Shares MAI has proposed to sell in either an Intention Notice or Put Notice, New Company shall promptly notify MAI in writing of its inability to fund the purchase of the proposed number of the Shares. Such written notification shall also specify the number of Shares for which New Company has Unrestricted Cash to purchase Shares. In such event, (i) MAI may, in its sole discretion, exercise its right to Put such number of Shares for which New Company has sufficient Unrestricted Cash to purchase Shares, or (ii) if a Put Notice has been delivered, (A) MAI may either withdraw such Put Notice, or (B) MAI may require New Company to purchase pursuant to such Put Notice the number of Shares for which New Company has sufficient Unrestricted Cash to purchase Shares. New Company agrees that in the event it has insufficient Unrestricted Cash to purchase all the Shares proposed to be sold in the Intention Notice, it will promptly notify MAI as soon as it has sufficient Unrestricted Cash to purchase the remaining Shares. Notwithstanding any other provision of this Agreement, New Company shall not be required to purchase any Shares in violation of any lawful restriction applicable to share repurchases under the Colorado Business Corporation Act.

          (f) Effect of the IPO.  At such time as New Company notifies MAI in
              -----------------
writing ("IPO Notice") that it is commencing preparation for the IPO, rights to exercise the Put and the Call shall be suspended for a period of one hundred twenty (120) days ("Suspension Period") after delivery of the IPO Notice. The Suspension Period may be extended for an additional sixty (60) days upon notice from the Company, accompanied by a writing from the proposed managing underwriter stating that the offering is proceeding and reasonably is expected
to be completed within the Suspension Period, as extended.   Immediately upon
the earlier to occur of (i) written notification by New Company that preparation for such IPO has terminated, which notification shall be given promptly, or (ii) the expiration of the Suspension Period, all rights and procedures related to the Put and Call set forth in this Agreement shall be reinstated. New Company may not initiate a new Suspension Period for a period of twelve (12) months after the end of another Suspension Period (regardless of whether such Suspension Period was extended). Both the Put and the Call shall be extinguished and be of no further force and effect upon the consummation of the IPO.

          (g) Closing Matters.  The Put or the Call, as the case may be, shall
              ---------------
be closed and the consideration for the Shares paid no later than thirty (30) days after the delivery of the Put Notice or Call Notice, as the case may be. Closing shall take place at the offices of New Company, or such other time or place as the parties mutually agree at which time the certificates representing the Shares shall be delivered by appropriate endorsement and transfer documentation free and clear of any and all liens, claims and encumbrances to New Company (or its designee) in exchange for cash in the amount determined by the appraisal. Payment shall be made by wire transfer or by certified or bank cashier's check.

          (h) Fees and Expenses of Investment Banking Firm.  The fees and
              --------------------------------------------
expenses of any investment banking firm which conducts the appraisal of the fair market value of the Shares for any purpose of this Agreement shall be borne equally by New Company and MAI.

          (i) Top-Up Rights.  In the event that within six (6) months after the
              -------------
closing of a Call (but not the Put), (i) (A) a Change of Control (as defined in Section 4(a) below) occurs, or any agreement which would have the effect of resulting in a Change of Control is entered into, or (B) New Company (or any of its subsidiaries) Transfers (as defined in Section 4(b) below), or enters into an agreement to Transfer, all or substantially all of the assets or business of New Company (a "Substantially All Sale"), and (ii) the Class A shareholders of New Company receive, (or deemed to have been received pursuant to Section 3(j)) in connection with any such transaction, with respect to any of their shares a per share amount (such amount, in the case of a Substantially All Sale, to be equal to the proceeds to be received by the Class A shareholders of New Company as a result of such Substantially All Sale and any subsequent related transaction, including, without limitation, any liquidation or special dividend) higher than that paid for Shares purchased pursuant to the Call (the difference between the amount per share received (or deemed to have been received pursuant to Section 3(j)) in connection with the Change of Control or the Substantially All Sale and such amount paid for Shares is referred to as the "Per Share Difference"), then the amount of the Per Share Difference, multiplied by the number of Shares which were sold in the Call, shall be paid by New Company to MAI within thirty (30) days after the closing of such transaction.

          (j) In the event of a Change of Control pursuant to which less than all of the Class A Common Stock is transferred to the acquirer (including any persons acting together as a group with the acquirer), for purposes of Section 3(i), the Class A shareholders of New Company shall be deemed to have received, in connection with any such transaction, with respect to any of their shares, a per share amount equal to the Determined Price (as defined below). The "Determined Price" shall mean the value, determined by the parties, or an investment banking firm selected as set forth herein, of each share of Class A Common Stock of New Company in the context of a sale of all shares of Common Stock of New Company to a willing buyer in a Change of Control Transaction. If a transaction described in this Section 3(j) occurs, the parties shall meet and attempt to agree in good faith on the Determined Price. If, within 20 days after the consummation of such transaction, the parties are unable to agree as to the Determined Price, the Determined Price shall be determined by the investment banking firm, if any, which delivered an appraisal pursuant to
Section 3(c). If there has been no appraisal, an investment banking firm shall be selected (in the manner prescribed by Section 3(c)) to determine the Determined Price. Any determination of the Determined Price shall be completed within sixty (60) days after consummation of the Change of Control transaction to which such determination relates. Payment of the Per Share Difference shall be made by wire transfer or by certified or bank cashier's check within five (5) days of the determination of the Determined Price.

          (k) Notwithstanding Section 8 hereof, the provisions set forth in
Section 3(i) and Section 3(j) shall survive for six (6) months following the closing of the Call.

     4.   Tag-Along Rights Regarding a Change of Control.
          ----------------------------------------------

     In the event that, prior to the completion of the IPO, there shall be a "Change of Control" (as hereinafter defined) of New Company, then MAI shall have the "tag-along" rights set forth in this Section.

          (a) Change of Control.  For purposes of this Agreement, a "Change of
              -----------------
Control" of New Company shall occur at such time as International and/or its affiliates (including without limitation, New Company") have sold or otherwise transferred (whether by means of a sale of stock, merger or otherwise) in one or more related transactions (a "Transfer") to one person (or to a group of persons acting together for the purpose of the transaction) the beneficial interest in that number of shares of Class A Common Stock and/or Class B Common Stock of New Company which would allow the transferee to thereafter have the ability to elect a majority of the members of the Board of Directors of New Company.

          (b) No later than twenty (20) days before the occurrence of a Change of Control, International shall give written notice ("Tag-Along Notice") thereof to MAI, setting forth (i) all material terms and conditions of the Change of Control including the identity of the buyer, which identity shall be provided at least fifteen (15) days before the Change of Control transaction is to close and
(ii) the number and class of shares of Common Stock of New Company proposed to be Transferred. Within ten (10) days after receipt of the Tag-Along Notice, MAI shall notify International whether it desires that the Shares be part of such transaction. If MAI gives notice that it desires to include the Shares as part of such transaction, International shall then, at its option (a) cause the Shares to be included in the transaction or (b) otherwise provide for the purchase of the Shares by such party as it designates. The price to be paid for the Shares pursuant to the previous sentence shall be at MAI's option, either
(1) the price paid for the shares of Class A Common Stock transferred by International or (2) the Determined Price (as defined in Section 3(j)) as determined by the parties hereto, or, if within twenty (20) days after the Change of Control the parties are unable to agree on such price, by an investment firm selected in the manner prescribed by Section 3(c). Any determination of the Determined Price shall be completed within sixty (60) days after receipt of the Tag-Along Notice. Payment for the Shares shall be made by wire transfer or by certified or bank cashier's check simultaneously with the consummation of the Change of Control transaction, or if the determination of the Determined Price is to be made hereunder, within five (5) days after such determination.

     5.   Boards of Directors Seats.
          -------------------------

          (a) Hartenbaum shall have the right to designate one person and Schonfeld shall have the right to designate one person to serve on the Board of Directors of Galactic Radio, Inc. (a subsidiary of New Company which owns all of the shares of Jones Radio Network, Inc.) and, to the extent that Galactic Radio is not the holding company directly or indirectly owning or controlling the subsidiary of New Company which holds all or part of the Assets (as defined in the Exchange Agreement) of MAI ("New MAI"), such right to designate shall apply also to New MAI.. In addition, Hartenbaum and Schonfeld shall have the right, collectively, to designate one person to serve on the Board of Directors of New Company. Should the Board of Directors of New Company be increased to more than eight (8) members, then, in lieu of the previous sentence, Hartenbaum shall have the right to designate one person and Schonfeld shall have the right to designate one person to the Board of Directors of New Company for so long as the size of such Board remains at more than eight (8) members. International agrees to vote sufficient of its shares of Class A Common Stock or its shares of Class B Common Stock of New Company (which such class to be so voted shall be in International's sole discretion) in favor of the designee or designees, as the case may be, of Hartenbaum and Schonfeld to the Board of Directors of New Company and to cause its subsidiaries to vote their shares of Class A Common

Stock or Class B Common Stock of New Company accordingly, so as to cause, to the best of its ability, the election of such person or persons. In addition, New Company agrees to vote its shares and to cause its subsidiaries to vote their shares of Galactic Radio, Inc. and New MAI, as applicable, in favor of the designees of Hartenbaum and Schonfeld to the Board of Directors of Galactic Radio, Inc. and New MAI, as applicable.

          (b) Notwithstanding any other provision of this Section 5, or otherwise, neither Hartenbaum nor Schonfeld, as the case may be, shall have the right to nominate anyone to the Board of Directors of Galactic Radio, Inc. pursuant to this Section 5 if he is no longer an employee of New Company. In addition, without the written consent of New Company, the only person Hartenbaum can nominate is himself and the only person Schonfeld can nominate is himself and, collectively, to the extent required by this provision, they can only designate either Hartenbaum or Schonfeld. It is also agreed that no person designated by the Shareholders can be removed by other than the Shareholders, except for "Cause", as defined in the Employment Agreements between New Company and each of Hartenbaum and Schonfeld. So long as the Shareholders have the right to designate persons for board seats under this Section 5, then such designees shall have the right (but not the obligation) to be a member of each operating committee of New Company, Galactic Radio and New MAI, as applicable. An operating committee shall mean any committee charged with carrying out the responsibilities of the board of directors as to operating matters or with carrying out the responsibilities of a board itself between regularly scheduled meetings of the board. An operating committee shall not include any audit committee, compensation committee, stock option or similar committee, but a Shareholder may become a member of any such committee by invitation of the board involved.

          (c) New Company shall reimburse the directors designated by the Shareholders for travel and out-of-pocket expenses incurred as a result of attending meetings of the Board of Directors of Galactic Radio, Inc., New MAI or New Company or committees thereof.

          (d) In the event that Galactic Radio is no longer the entity owned by New Company which has the principal ownership and oversight of the radio programming operations of New Company, then the rights of the Shareholders under this Section 5 regarding Galactic Radio shall instead be fully applicable to the entity owned by New Company which then possesses such ownership and oversight.

     6.   Concerning the Class A Common Stock of New Company.
          --------------------------------------------------

International agrees that, as the principal shareholder of New Company at the date of this Agreement, it will take no action to amend New Company's Articles of Incorporation to affect in a manner materially adverse to the Class A Common Stock as a class the relative rights and preferences of New Company's Class A Common Stock and Class B Common Stock as reflected in Exhibit D hereto; provided that a change in the number of authorized shares of Class A Common Stock or Class B Common Stock shall not be considered an amendment having such effect. International agrees not to transfer any of its shares of New Company to any affiliated company, affiliated entity or affiliated person for the purpose of avoiding the obligations imposed by this Section 6. Any such affiliated company, affiliated entity or affiliated person to which shares of New Company are transferred shall agree to the provisions of this Section 6 to the same extent as applicable to International.

     7.   Consideration for Shares, Arms-Length Transaction.
          -------------------------------------------------

          (a) New Company agrees it will not offer or issue any shares of any class of its stock, or grant any right to receive any of such shares, at a purchase price or exercise price, as the case may be, which is below the fair market value of the shares involved (as determined by the Board of Directors of New Company), except in transactions with the owners of cable television systems or other distribution systems who receive such shares in connection with programming agreements with affiliates of New Company, or in connection with stock-related employee benefit plans. New Company also agrees that from and after the date of this Agreement, its transactions with affiliated parties shall be on substantially the same terms and conditions as could have been obtained from an unaffiliated third party (provided that New Company need not submit the matter for bids or proposals) , it being understood and agreed that all transactions to date with New Company or any of its subsidiaries or affiliates and International or any of its subsidiaries or affiliates shall be deemed to have been on such basis , and any non-material amendments to, or extensions of any such agreements shall likewise to be deemed to have been on such basis.

     During the term of this Agreement, International agrees (itself and on behalf of its affiliates, excluding Jones Intercable, Inc.) to refer to New Company any opportunity to acquire or develop any radio programming or advertising representation services for radio-related advertising. The opportunity so referred shall be exclusive to New Company for a period of thirty
(30) days, after which New Company shall notify International that it either will make such acquisition or do such development or that it has elected not to do so.

     8.   Term.
          ----

          (a) The term of this Agreement shall commence on the date first set forth above.

          (b) Except as otherwise specifically provided in Section 8(b)(iv) ,
Section 5, 6 and 7 hereof shall terminate upon the earliest to occur of the following:

              (i) When MAI, Hartenbaum and Schonfeld collectively own less than ten percent (10%) of the total number of outstanding shares of all classes of stock of New Company and Hartenbaum and Schonfeld are no longer employees of New Company; or

              (ii) When MAI, Hartenbaum and Schonfeld collectively own less than five percent (5%) of the total number of outstanding shares of all classes of stock of New Company regardless of whether Hartenbaum and Schonfeld are employees of New Company; or

              (iii) The ninth anniversary of the Effective Date; or

              (iv) Closing of the IPO, as set forth under Section 1 of this Agreement, except with respect to Section 5 of this Agreement.

          (c) The provisions of Sections 3 and 4 of this Agreement shall survive until the earlier to occur of (i) the ninth anniversary of the Effective Date; or (ii) Closing of the IPO, as set forth in Section 1 of this Agreement.

          (d) For so long as any of the provisions of this Agreement enumerated above ("Sections 3-7") have not been terminated, the remaining provisions hereof not so terminated shall survive until all of Sections 3-7 have terminated as herein provided.

     9.   Notices.
          -------

     All notices, requests, demands, and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) mailed, registered or certified mail, return receipt requested, postage prepaid, (ii) delivered by hand, (iii) sent by facsimile transmission, or (iv) delivered by courier, to the following addresses, or at such other address as a party may designate by notice given in accordance with this Section:

          (a)  If to New Company:       Jones International
                                        Networks, Ltd.
                                        9697 E. Mineral Avenue
                                        Englewood, CO  80112
                                        Attn:  Gregory Liptak

          (b)  If to International:     Jones International, Ltd.
                                        9697 E. Mineral Avenue
                                        Englewood, CO  80112
                                        Attn:  Glenn R. Jones

          (c)  If to MAI:               MediaAmerica, Inc.
                                        11 West 42nd Street
                                        New York, NY  10036
                                        Attn:  President

          With copy to:                 Fried, Frank, Harris,
                                        Shriver & Jacobson
                                        One New York Plaza
                                        New York, NY 10004
                                        Phone: (212) 859-8156
                                        Fax:    (212) 859-8586
                                        Attn:   Paul Reinstein

          (d)  If to Hartenbaum         Ron Hartenbaum
               and/or Schonfeld:        Gary Schonfeld
                                        11 West 42nd Street
                                        New York, NY  10036

          With copy to:                 Fried, Frank, Harris,
                                        Shriver & Jacobson
                                        One New York Plaza
                                        New York, NY 10004
                                        Phone: (212) 859-8156
                                        Fax:    (212) 859-8586
                                        Attn:   Paul Reinstein

     Notices delivered personally or by courier shall be effective upon delivery to the intended recipient. Notices transmitted by facsimile transmission shall be deemed to have been given when confirmation of transmission is received. Notices delivered by registered or certified mail shall be deemed to have been given on the delivery date set forth on the receipt of registered or certified mail, or three (3) business days after deposit in the mail, whichever is earlier.

     10.  Miscellaneous.
          -------------

          (a) Counterparts.  This Agreement may be executed in multiple
              ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

          (b) Entire Agreement, No Waiver.  This Agreement and the documents and
              ---------------------------
instruments referred to herein constitute the entire agreements between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings of the parties, and there are no warranties, representations or other agreements among the parties in connection with the subject matter hereof except as specifically set forth herein. No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party against whom it is asserted and delivered by that party to each of the other parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions thereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

          (c) Headings.  The title or headings of the various sections and
              --------
paragraphs hereof are intended solely for convenience of reference and are not intended and shall not be deemed for any purpose whatsoever to modify or explain or place any construction upon any of the provisions of this Agreement.

          (d) Use of the Plural, etc.  Throughout this Agreement, wherever the
              ----------------------
context so requires the singular shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa.

          (e) Assignment.  No party may assign this Agreement or any interest
              ----------
herein without the prior written consent of all other parties. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted transferees, successors, and assigns.

          (f) Governing Law.  The parties agree that this Agreement has been
              -------------
executed and delivered in the State of Colorado and shall be construed, enforced and governed by the laws thereof, without giving effect to the principles of conflicts of law of such State.

          (g) No Third Party Beneficiaries.  This Agreement shall not confer any
              ----------------------------
rights, claims or remedies upon anyone not a party to this Agreement or the permitted successors and assigns of such a party.

     In Witness Whereof, the parties have executed this Agreement as of the date first above written.

                    MEDIAAMERICA, INC.


                    By /s/ Ronald Hartenbaum
                      ----------------------
                       Director

                    RON HARTENBAUM


                    By /s/ Ronald Hartenbaum
                      ----------------------


                    GARY SCHONFELD


                    By /s/ Gary Schonfeld
                      -------------------


                          (EXECUTION PAGE CONTINUES)

                        JONES INTERNATIONAL NETWORKS, LTD.


                    By /s/ Gregory J. Liptak
                       ---------------------


                    JONES INTERNATIONAL, LTD.


                    By /s/ Steven W. Gampp
                      --------------------

                                   EXHIBIT A



               Lehman Brothers Inc.

               NationsBanc Montgomery Securities, Inc.

               BancAmerica Robertson Stephens

               Donaldson, Lufkin & Jenrette

               Salomon Smith Barney

               Toronto Dominion Securities

               Furman Selz

               BT Alex Brown

               The Strategis Group

               CS First Boston

               Bear, Stearns

               Chase Securities

               Credit Lyonnais Securities

               SBC Warburg Dillon Read Inc.

               Schroder & Co.